Exhibit 2.1
PLAN OF CONVERSION
OF
DELL TECHNOLOGIES INC.
This Plan of Conversion (this “Plan of Conversion”) is adopted as of June 25, 2026 to convert Dell Technologies Inc., a Delaware corporation (the “Delaware Corporation”), to a Texas corporation to be known as “Dell Technologies Inc.” (the “Texas Corporation”).
WHEREAS, the Board of Directors of the Delaware Corporation (the “Delaware Board”) has approved this Plan of Conversion and the conversion of the Delaware Corporation into the Texas Corporation (the “Conversion”), has adopted such resolutions as required pursuant to the terms of the Delaware General Corporation Law (the “DGCL”), and has submitted and recommended this Plan of Conversion and the Conversion, including the resolutions of the Delaware Board approving the foregoing (the “Resolutions”), for approval by the stockholders of the Delaware Corporation, and the stockholders of the Delaware Corporation have validly approved this Plan of Conversion and the Conversion, including the Resolutions, in accordance with the requirements of the DGCL, the certificate of incorporation of the Delaware Corporation and the bylaws of the Delaware Corporation.
NOW, THEREFORE, the Delaware Corporation does hereby adopt this Plan of Conversion, as set forth below:
1.Converting Entity. The Delaware Corporation is a corporation organized under the DGCL.
2.Converted Entity. The Texas Corporation shall be a for-profit corporation organized under the Texas Business Organizations Code (the “TBOC”). The name of the Texas Corporation shall be Dell Technologies Inc.
3.The Conversion. The Delaware Corporation shall be converted to the Texas Corporation, without any lapse or interruption in its corporate existence, pursuant to Title 1, Chapter 10, Subchapter C of the TBOC and Section 266 of the DGCL.
4.Filing of Conversion Documents; Effective Time. The Delaware Corporation shall cause (i) a certificate of conversion in the form required by the TBOC (the “Texas Certificate of Conversion”) and executed in accordance with the relevant provisions of the TBOC to be filed with the Secretary of State of the State of Texas, (ii) a certificate of formation in the form attached hereto as Exhibit A (the “Certificate of Formation”) to be executed and filed with the Secretary of State of the State of Texas, and (iii) a certificate of conversion meeting the requirements of Section 266 of the DGCL (the “Delaware Certificate of Conversion”) to be properly executed and filed with the Secretary of State of the State of Delaware in accordance with such section, and otherwise make all other filings or recordings as required by the TBOC or DGCL in connection with the Conversion. The Conversion shall become effective at the time specified in the Texas Certificate of Conversion and the Delaware Certificate of Conversion as the effective time of the Conversion (the “Effective Time”). From and after the Effective Time, the Conversion will have the effects set forth in the TBOC and, to the extent applicable, the DGCL, including without limitation the effects set forth in this Plan of Conversion. The Texas Corporation will be responsible for the payment of all of the Delaware Corporation’s fees and franchise taxes and will be responsible for all of its debts and liabilities.
5.Certificate of Formation and Bylaws. At the Effective Time, the Certificate of Formation and the Bylaws of the Texas Corporation, in the form attached hereto as Exhibit B, shall govern the Texas Corporation until amended in accordance with their respective terms and applicable law, and the certificate of incorporation of the Delaware Corporation and the bylaws of the Delaware Corporation shall no longer be in effect.
6.Directors and Officers. From and after the Effective Time, by virtue of the Conversion and without any further action on the part of the Delaware Corporation or the Texas Corporation, or their respective stockholders, (i) the members of the Delaware Board as of immediately prior to the Effective Time, including the Group IV Director, shall continue as, and shall constitute, all of the members of the board of directors of the Texas Corporation (the “Texas Board”), with each director to serve until his or her successor has been duly elected or appointed and qualified or until his or her earlier death, resignation or removal; (ii) the chair of the Delaware Board and the lead independent director of the Delaware Board as of immediately prior to the Effective Time shall be, from and after the Effective Time, the chair of the Texas Board and the lead independent director of the Texas Board, respectively, each to serve at the pleasure of the Texas Board; (iii) each committee of the Delaware Board as of immediately prior to the Effective Time shall be, from and after the Effective Time, constituted as a committee of the Texas Board on the same terms and with the same powers and authority as the applicable committee of the Delaware Board as of immediately prior to the Effective Time, except as such terms, powers and authority may be modified by any amended committee charter adopted by the Texas Board in connection with the Conversion, and the members of each committee of the Delaware Board as of immediately prior to the Effective Time shall be, from and after the Effective Time, the members of each such committee of the Texas Board, each to serve at the pleasure of the Texas Board; and (iv) the officers of the Delaware Corporation as of immediately prior to the Effective Time shall continue as, and shall constitute, all of the officers of the Texas Corporation (and any designation as an “executive officer” under Rule 3b-7 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or “officer” for purposes of Section 16 of the Exchange Act shall remain in effect), with each to serve until his or her successor has been duly elected or appointed and qualified or until his or her earlier death, resignation or removal.
7.Effect on Capital Stock of the Delaware Corporation.
(a)Common Stock. At the Effective Time, by virtue of the Conversion and without any further action on the part of the Delaware Corporation, the Texas Corporation, the stockholders thereof or any other person:
(i)each share of Class A Common Stock, par value $0.01 per share, of the Delaware Corporation issued and outstanding or held in treasury immediately prior to the Effective Time shall be automatically converted into one (1) validly issued, fully paid and nonassessable share of Class A Common Stock, par value $0.01 per share, of the Texas Corporation;
(ii)each share of Class B Common Stock, par value $0.01 per share, of the Delaware Corporation issued and outstanding or held in treasury immediately prior to the Effective Time shall be automatically converted into one (1) validly issued, fully paid and nonassessable share of Class B Common Stock, par value $0.01 per share, of the Texas Corporation; and

(iii)each share of Class C Common Stock, par value $0.01 per share, of the Delaware Corporation issued and outstanding or held in treasury immediately prior to the Effective Time shall be automatically converted into one (1) validly issued, fully paid and nonassessable share of Class C Common Stock, par value $0.01 per share, of the Texas Corporation.
(b)Stock Certificates and Book-Entry Shares. At and after the Effective Time: (i) all of the outstanding certificates that immediately prior to the Effective Time represented issued and outstanding shares of Class A Common Stock, Class B Common Stock, or Class C Common Stock of the Delaware Corporation shall be deemed for all purposes to evidence ownership of and to represent shares of Class A Common Stock, Class B Common Stock, or Class C Common Stock, as applicable, of the Texas Corporation and shall be so registered on the books and records of the Texas Corporation and its transfer agent; and (ii) all of the issued and outstanding shares of Class A Common Stock, Class B Common Stock, or Class C Common Stock of the Delaware Corporation that are in uncertificated book-entry form shall automatically become the number and class or series of shares of the Texas Corporation into which such shares of the Delaware Corporation have been converted as herein provided in accordance with the customary procedures of the Delaware Corporation’s transfer agent. Any shares of Class A Common Stock, Class B Common Stock, or Class C Common Stock of the Texas Corporation may be issued as uncertificated shares, whether upon original issuance, re-issuance or subsequent transfer.
8.Other Effects of the Conversion.
(a)Employee Benefit Plans and Agreements. At the Effective Time, automatically by virtue of the Conversion and without any further action by the Delaware Corporation, the Texas Corporation or any other person, each employment letter or agreement, employee benefit plan or agreement, incentive compensation plan or agreement, or other similar plan or agreement to which the Delaware Corporation is a party, or otherwise maintains, sponsors or contributes (including both cash and equity incentive plans), shall continue to be a plan or agreement of the Texas Corporation on the same terms and conditions and any references to the Delaware Corporation and the Delaware Board (or any committee thereof) thereunder shall mean the Texas Corporation and Texas Board (or any committee thereof) on and after the Effective Time. To the extent that any such plan, letter or agreement provides for the issuance, or is otherwise based on the value, of the Class A Common Stock, Class B Common Stock, Class C Common Stock or other equity securities of the Delaware Corporation, as of the Effective Time, automatically by virtue of the Conversion and without any further action on the part of any person, such plan or agreement shall be deemed to provide for the issuance, or be based on the value, of the Class A Common Stock, Class B Common Stock, Class C Common Stock or other equity securities of the Texas Corporation, respectively. Pursuant to the terms of the Company’s equity incentive-related plans, sub-plans and agreements, including but not limited to the Dell Technologies Inc. (i) 2023 Stock Incentive Plan, (ii) 2013 Stock Incentive Plan (as amended and restated as of July 9, 2019), and (iii) 2012 Long-Term Incentive Plan (collectively, and together with any sub-plans and agreements thereunder, the “Company Equity Plans”) and the Company’s benefits and compensation arrangements, policies, programs and agreements (including all administrative and service agreements thereunder) (together with the Company Equity Plans, the “Delaware Plans”) and the authority of the Delaware Board to administer the Delaware Plans, the shares of Class A Common Stock, Class B Common Stock, Class C Common Stock or other equity securities of the Delaware Corporation subject to each Delaware Plan and all outstanding awards thereunder shall be adjusted pursuant to the terms of such Delaware Plan in the manner described above.
(b)Agreements. At the Effective Time, automatically by virtue of the Conversion and without any further action on the part of any person, each agreement to which the Delaware Corporation is a party shall continue to be an agreement of the Texas Corporation on the same terms and conditions and any references to the Delaware Corporation thereunder shall, on and after the Effective Time, mean the Texas Corporation.
(c)Effect of Conversion Under Applicable Law. From and after the Effective Time, the Conversion shall, for all purposes of the laws of the State of Delaware, have the effects set forth in Section 266 of the DGCL and shall, for all purposes of the laws of the State of Texas, have the effects set forth in Title 1, Chapter 10, Subchapter C, Section 10.106 of the TBOC.
(d)Derivative Actions. The Conversion shall not (i) extinguish the standing of any person or entity who is a plaintiff in any derivative action or suit brought on behalf of the Delaware Corporation (including any appeal therefrom) that is pending at the Effective Time or (ii) extinguish or adversely affect the standing or ability of any person or entity to initiate a derivative action or suit on behalf of the Delaware Corporation regarding acts, omissions or transactions occurring prior to the Effective Time if such person or entity was a stockholder or beneficial owner of the Delaware Corporation at the time of such act, omission or transaction; provided that, in each case, such person or entity shall maintain his or her status as a stockholder or beneficial owner of the Texas Corporation through the pendency of any such derivative action or suit (any such person or entity, a “Plaintiff,” and any such derivative action or suit, a “Derivative Action”). Following the Effective Time, the Texas Corporation shall not assert that the Conversion, or the application of the laws of the State of Texas to the Texas Corporation, extinguished or adversely affected the standing or ability (as applicable) of any Plaintiff to initiate or maintain any Derivative Action.
9.Record of Conversion. Prior to the Conversion, a copy of this Plan of Conversion will be kept at the principal place of business of the Delaware Corporation and, upon the written request of any stockholder of the Delaware Corporation to the Secretary of the Delaware Corporation, a copy of this Plan of Conversion shall be promptly delivered to such stockholder. From and after the Effective Time, a copy of this Plan of Conversion will continue to be kept at the principal place of business of the Texas Corporation and, upon the written request of any stockholder of the Texas Corporation to the Secretary of the Texas Corporation, a copy of this Plan of Conversion shall promptly be delivered to such stockholder.
10.Foreign Qualifications of the Texas Corporation. For the purpose of authorizing the Texas Corporation to do business in any state, territory, or dependency of the United States, including, but not limited to, Delaware, or of any foreign country in which it is necessary or expedient for the Texas Corporation to transact business, the officers of the Texas Corporation are hereby authorized and empowered to appoint and substitute all necessary agents or attorneys for service of process, to designate and to prepare, execute, and file, for and on behalf of the Texas Corporation, all necessary certificates, reports, powers of attorney, and other instruments as may be required by the laws of such state, territory, dependency, or country to authorize the Texas Corporation to transact business therein, and whenever it is expedient for the Texas Corporation to cease doing business therein and withdraw therefrom, to revoke any appointment of agent or attorney for service of process, and to file such certificates, reports, revocation of appointment, or surrender of authority as may be necessary to terminate the authority of the Texas Corporation to do business in any such state, territory, dependency, or country, and all actions taken by the officers of the Texas Corporation prior to the Effective Time in furtherance of this Section 10 shall be, and each of them hereby is, approved, ratified and confirmed in all respects as the proper acts and deeds of the Texas Corporation.
11.Plan of Reorganization. It is intended that the Conversion qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the

“Code”) (and any similar provision of state or local law). This Plan of Conversion shall constitute, and is adopted as, a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the U.S. Treasury Regulations promulgated under the Code.
12.Third Party Beneficiaries. This Plan of Conversion shall not confer any rights or remedies upon any person or entity other than as expressly provided herein. It being understood that, notwithstanding anything to the contrary in this Plan of Conversion, no provision of this Plan of Conversion is intended to, or does, confer any rights or remedies on any current or former employee or other service provider of the Delaware Corporation (nor any other individual associated therewith) and none of such individuals shall be regarded for any purpose as a third party beneficiary to this Plan of Conversion.
13.Severability. Whenever possible, each term and provision of this Plan of Conversion will be interpreted in such manner as to be effective and valid under applicable law, but if any term or provision of this Plan of Conversion is held to be prohibited by or invalid under applicable law or in any jurisdiction, such term or provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Plan of Conversion. Upon the determination that any term or provision of this Plan of Conversion is invalid, illegal or unenforceable, such term or provision shall be deemed amended in such jurisdiction, without further action on the part of any person or entity, to the limited extent necessary to render the same valid, legal or enforceable.
[Remainder of Page Intentionally Left Blank]

This Plan of Conversion has been adopted by the Board of Directors as of the date set forth above.
Dell Technologies Inc.

By:    /s/ Christopher A. Garcia
    Name:    Christopher A. Garcia
    Title:    Senior Vice President and
Assistant Secretary

Exhibit A

Texas Certificate of Formation

[See attached.]

CERTIFICATE OF FORMATION OF

DELL TECHNOLOGIES INC.

Dell Technologies Inc., a corporation incorporated under the laws of the State of Texas (the “Corporation”), hereby certifies as follows:

1.    The Corporation was originally formed as a corporation incorporated under the laws of the State of Delaware under the name “Denali Holding Inc.” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on January 31, 2013 (the “Delaware Corporation”). The principal place of business of the Delaware Corporation was One Dell Way, Round Rock, Texas 78682.

2.    The Delaware Corporation was converted into a corporation incorporated under the laws of the State of Texas under the name “Dell Technologies Inc.” on July 1, 2026 pursuant to a plan of conversion under which the Delaware Corporation converted into the Corporation.

ARTICLE I: NAME

The name of the Corporation is “Dell Technologies Inc.” The Corporation is a for-profit corporation.

ARTICLE II: REGISTERED AGENT

The address of the registered office of the Corporation in the State of Texas is 211 East 7th Street, Suite 620, Austin, Texas 78701. The name of the registered agent of the Corporation at such address is Corporation Service Company d/b/a CSC-Lawyers Incorporating. The initial mailing address of the Corporation is One Dell Way, Round Rock, Texas 78682.

ARTICLE III: PURPOSE

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the Texas Business Organizations Code (the “TBOC”).

ARTICLE IV: AUTHORIZED CAPITAL STOCK

The total authorized number of shares of capital stock of the Corporation shall be eight billion, eight-hundred one million (8,801,000,000) shares, which shall consist of (i) one million (1,000,000) shares of Preferred Stock, of the par value of $0.01 per share (the “Preferred Stock”), and (ii) eight billion, eight-hundred million (8,800,000,000) shares of Common Stock, of the par value of $0.01 per share (the “Common Stock”).

ARTICLE V: PREFERRED STOCK AND COMMON STOCK

The following is a statement fixing certain of the designations and powers, voting powers, preferences, and relative, participating, optional or other rights of the Preferred Stock and the Common Stock, and the qualifications, limitations or restrictions thereof, and the authority with respect thereto expressly granted to the board of directors of the Corporation (the “Board of Directors”) to fix any such provisions not fixed by this Certificate of Formation:

Section 5.1    Preferred Stock.

(a)    Subject to obtaining any required shareholder votes or consents provided for herein or in any Preferred Stock Series Resolution (as defined below), the Board of Directors is hereby expressly vested with the authority to adopt a resolution or resolutions providing for the issue of authorized but unissued shares of Preferred Stock, which shares may be issued from time to time in one or more series and in such amounts as may be determined by the Board of Directors in such resolution or resolutions. The number of shares, designations and powers, voting powers, preferences, and relative, participating, optional or other rights, if any, of each series of Preferred Stock and the qualifications, limitations or restrictions, if any, of such powers, preferences and/or rights (collectively, the “Series Terms”), shall be such as are stated and expressed in a resolution or resolutions providing for the creation of such Series Terms (a “Preferred Stock Series Resolution”) adopted by the Board of Directors or a committee of the Board of Directors to which such responsibility is specifically and lawfully delegated, and set forth in a certificate of designation executed, acknowledged, and filed in accordance with the TBOC. The powers of the Board of Directors to determine the Series Terms of a particular series (any of which powers may by resolution of the Board of Directors be specifically delegated to one or more of its committees, except as prohibited by law) shall include, but not be limited to, determination of the following:

(1)    The number of shares constituting that series and the distinctive designation of that series;

(2)    The dividend rate on the shares of that series, whether such dividends, if any, shall be cumulative, and, if so, the date or dates from which dividends payable on such shares shall accumulate, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(3)    Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4)    Whether that series shall have conversion privileges with respect to shares of any other class or classes of stock or of any other series of any class of stock, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate upon occurrence of such events as the Board of Directors shall determine;

(5)    Whether the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including their relative rights of priority, if any, of redemption, the date or dates upon or after which they shall be redeemable, provisions regarding redemption notices, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(6)    Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(7)    The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

(8)    The conditions or restrictions upon the creation of indebtedness of the Corporation or upon the issuance of additional Preferred Stock or other capital stock ranking on a parity therewith, or senior thereto, with respect to dividends or distribution of assets upon liquidation;

(9)    The conditions or restrictions with respect to the issuance of, payment of dividends upon, or the making of other distributions to, or the acquisition or redemption of, shares ranking junior to the Preferred Stock or to any series thereof with respect to dividends or distribution of assets upon liquidation; and

(10)    Any other designations, powers, preferences, and rights, including, without limitation, any qualifications, limitations, or restrictions thereof.

(b)    To the fullest extent permitted by the TBOC, any of the Series Terms, including voting rights, of any series may be made dependent upon facts ascertainable outside this Certificate of Formation and the Preferred Stock Series Resolution; provided, that the manner in which such facts shall operate upon such Series Terms is clearly and expressly set forth in this Certificate of Formation or in the Preferred Stock Series Resolution.

(c)    Subject to the provisions of this Article V and to obtaining any required shareholder votes or consents provided for herein or in any Preferred Stock Series Resolution, the issuance of shares of one or more series of Preferred Stock may be authorized from time to time as shall be determined by and for such consideration as shall be fixed by the Board of Directors or a designated committee thereof, in an aggregate amount not exceeding the total number of shares constituting any such series or the total number of shares of Preferred Stock authorized by this Certificate of Formation. Except in respect of series particulars fixed by the Board of Directors or its committee as permitted hereby, all shares of Preferred Stock shall be of equal rank and shall be identical, and all shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

Section 5.2    Common Stock.

There shall be four classes of Common Stock created, having the number of shares and the voting powers, preferences, designations, rights, qualifications, limitations or restrictions set forth below:

(a)    Common Stock. One class of Common Stock of the Corporation is designated as “Class A Common Stock” consisting of six-hundred million (600,000,000) shares, of the par value of $0.01 per share (the “Class A Common Stock”); one class of Common Stock of the Corporation is designated as “Class B Common Stock” consisting of two-hundred million (200,000,000) shares, of the par value of $0.01 per share (the “Class B Common Stock”); one class of Common Stock of the Corporation is designated as “Class C Common Stock” consisting of seven billion, nine-hundred million (7,900,000,000)

shares, of the par value of $0.01 per share (the “Class C Common Stock”); and one class of Common Stock of the Corporation is designated as “Class D Common Stock” consisting of one-hundred million (100,000,000) shares, of the par value of $0.01 per share (the “Class D Common Stock”).

(b)    Dividends. Subject to the provisions of any Preferred Stock Series Resolution:

(1)    Dividends on the Common Stock may be declared and paid out of the assets of the Corporation legally available therefor.

(2)    Subject to the provisions of any Preferred Stock Series Resolution, if any, outstanding at any time, the holders of Class A Common Stock, the holders of Class B Common Stock, the holders of Class C Common Stock and the holders of Class D Common Stock shall be entitled to share equally, on a per share basis, in such dividends and other distributions of cash, property or shares of stock of the Corporation as may be declared by the Board of Directors from time to time with respect to the Common Stock out of the assets or funds of the Corporation legally available therefor; provided, that in the event that any such dividend is paid in the form of shares of Common Stock or Convertible Securities convertible, exchangeable or exercisable for shares of Common Stock, the holders of Class A Common Stock shall receive Class A Common Stock or Convertible Securities convertible, exchangeable or exercisable for shares of Class A Common Stock, as the case may be, the holders of Class B Common Stock shall receive Class B Common Stock or Convertible Securities convertible, exchangeable or exercisable for shares of Class B Common Stock, as the case may be, the holders of Class C Common Stock shall receive Class C Common Stock or Convertible Securities convertible, exchangeable or exercisable for shares of Class C Common Stock, as the case may be, and the holders of Class D Common Stock shall receive Class D Common Stock or Convertible Securities convertible, exchangeable or exercisable for shares of Class D Common Stock, as the case may be.

(c)    Liquidation and Dissolution.

(1)    In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation and payment or provision for payment of any preferential amount due to the holders of any other class or series of stock as to payments upon dissolution of the Corporation, the holders of shares of Common Stock shall be entitled to receive their proportionate interests in the assets of the Corporation remaining for distribution to holders of stock (regardless of the class or series of stock to which such assets are then attributed).

(2)    Neither (i) the consolidation or merger of the Corporation with or into any other Person or Persons, (ii) a transaction or series of related transactions that results in the transfer of more than 50% of the voting power of the Corporation nor (iii) the sale, transfer or lease of all or substantially all of the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 5.2(c).

(d)    Subdivisions or Combinations. If the Corporation in any manner subdivides or combines the outstanding shares of any class or series of Common Stock, the outstanding shares of the other classes or series of Common Stock will be subdivided or combined in the same manner.

(e)    Voting Rights. Subject to Article VI, (i) each holder of record of Class A Common Stock shall be entitled to ten (10) votes per share of Class A Common Stock which is outstanding in his,

her or its name on the books of the Corporation and which is entitled to vote; (ii) each holder of record of Class B Common Stock shall be entitled to ten (10) votes per share of Class B Common Stock which is outstanding in his, her or its name on the books of the Corporation and which is entitled to vote; (iii) each holder of record of Class C Common Stock shall be entitled to one (1) vote per share of Class C Common Stock which is outstanding in his, her or its name on the books of the Corporation and which is entitled to vote; and (iv) each holder of record of Class D Common Stock shall not be entitled to any vote on any matter except to the extent required by the laws of the State of Texas (in which case such holder shall be entitled to one (1) vote per share of Class D Common Stock which is outstanding in his, her or its name on the books of the Corporation and which is entitled to vote). Except (A) as may otherwise be provided in this Certificate of Formation, or (B) as may otherwise be required by the laws of the State of Texas, the holders of shares of all classes or series of Common Stock will vote as one class with respect to the election of Group I Directors (as defined below) and with respect to all other matters to be voted on by shareholders of the Corporation; provided, that the holders of Class C Common Stock (and no other class or series of Common Stock) will vote as one class with respect to the election of the Group IV Director (as defined below). Except as expressly provided in this Certificate of Formation or the laws of the State of Texas, no class or series of Common Stock shall be entitled to vote as a separate class or series on any matter, including in connection with any “fundamental action” or any “fundamental business transaction” (each as defined in the TBOC). Without limiting the generality of the foregoing, the holders of shares of Common Stock will vote as one class with respect to any proposed amendment to this Certificate of Formation that (i) would increase (x) the number of authorized shares of Common Stock or any class or series thereof, (y) the number of authorized shares of Preferred Stock or any series thereof or (z) the number of authorized shares of any other class or series of capital stock of the Corporation hereafter established, or (ii) decrease (x) the number of authorized shares of Common Stock or any class or series thereof, (y) the number of authorized shares of Preferred Stock or any series thereof or (z) the number of authorized shares of any other class or series of capital stock of the Corporation hereafter established (but, in each case, not below the number of shares of such class or series of capital stock then outstanding), and no separate class or series vote of the holders of shares of any class or series of capital stock of the Corporation will be required for the approval of any such matter. To the maximum extent permitted by the TBOC, but subject to the rights, if any, of the holders of Common Stock or Preferred Stock as specified in the Bylaws, in this Certificate of Formation (including Article XII (Amendment of Certificate of Formation)) or in any certificate of designation, the vote of shareholders holding a majority of the voting power of all of the then-outstanding issued and outstanding shares of stock entitled to vote on the matter shall be sufficient to approve, authorize, adopt, or to otherwise cause the Corporation to take, or affirm the Corporation’s taking of, any “fundamental action” or any “fundamental business transaction” (each as defined in the TBOC). When voting as a single class, no class of shares that does not have voting rights shall have any right to participate in such vote.

(f)    Equal Status. Except as expressly provided in this Article V and in Article VI, Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock shall have the same rights and privileges and rank equally, share ratably on a per share basis and be identical in all respects as to all matters. Without limiting the generality of the foregoing, (i) in the event of a merger, consolidation or other business combination requiring the approval of the holders of the Corporation’s capital stock entitled to vote thereon (whether or not the Corporation is the surviving entity), each holder of Common Stock shall have the right to receive, or the right to elect to receive, the same amount and form of consideration, if any, on a per share basis, as each other holder of Common Stock, and (ii) in the event of (x) any tender or exchange offer to acquire any shares of Common Stock by any third party pursuant to an agreement to which the Corporation is a party or (y) any tender or exchange offer by the Corporation to acquire any shares of Common Stock, pursuant to the terms of the applicable tender or exchange offer, the holders of Common Stock shall have the right to receive, or the right to elect to receive, the same amount or form of consideration on a per share basis as each other holder of Common Stock; provided, that notwithstanding anything herein to the contrary, the holders of Class C Common Stock and the holders of Class D Common Stock may receive non-voting securities or capital stock, or securities or capital stock with differing voting rights or preferences than the holders of Class A Common Stock and/or the holders of Class B Common Stock in connection with such a merger, consolidation or other business combination, or such a tender or exchange offer.

(g)    Senior, Parity or Junior Stock.

(1)    Whenever reference is made in this Article V to shares “ranking senior to” another class or series of stock or “on a parity with” another class or series of stock, such reference shall mean and include all other shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation are given preference over, or rank equally with, as the case may be, the rights of the holders of such other class or series of stock. Whenever reference is made to shares “ranking junior to” another class or series of stock, such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are junior and subordinate to the rights of the holders of such class or series of stock.

(2)    Except as otherwise provided herein or in any Preferred Stock Series Resolution, each series of Preferred Stock shall rank on a parity with each other series of Preferred Stock and each series of Preferred Stock shall rank senior to the Common Stock. Except as otherwise provided herein, each of the Class A Common Stock, the Class B Common Stock, the Class C Common Stock and the Class D Common Stock shall rank on a parity with each other, and, except as otherwise provided in any Preferred Stock Series Resolution, each of the Class A Common Stock, the Class B Common Stock, the Class C Common Stock and the Class D Common Stock shall rank junior to the Preferred Stock.

(h)    Reservation and Retirement of Shares.

(1)    The Corporation shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock or out of shares of Common Stock held in its treasury, the full number of shares of Common Stock into which all shares of any series of Preferred Stock having conversion privileges from time to time outstanding are convertible.

(2)    Unless otherwise provided in a Preferred Stock Series Resolution with respect to a particular series of Preferred Stock, all shares of Preferred Stock redeemed or acquired (as a result of conversion or otherwise) shall be retired and restored to the status of authorized but unissued shares of Preferred Stock undesignated as to series.

(i)    No Preemptive Rights.

Subject to the provisions of any Preferred Stock Series Resolution, no holder of shares of stock of the Corporation shall have any preemptive or other rights, except as such rights are expressly provided by contract, to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the Corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock of the Corporation; but, subject to the provisions of any Preferred Stock Series Resolution, such additional shares of stock and such warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock of the Corporation may be issued or disposed of by the Board of Directors to such Persons, and on such terms and for such lawful consideration, as in its discretion it shall deem advisable or as to which the Corporation shall have by binding contract agreed.

(j)    Conversion of Class A Common Stock, Class B Common Stock and Class D Common Stock.

(1)    At any time and from time to time, (i) any holder of Class A Common Stock or Class B Common Stock shall have the right by written election to the Corporation to convert all or any of the shares of Class A Common Stock or Class B Common Stock, as applicable, held by such holder into shares of Class C Common Stock on a one-to-one basis and (ii) any holder of Class D Common Stock, subject to any legal requirements applicable to such holder (including any applicable requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other applicable antitrust laws), shall have the right by written election to the Corporation to convert all or any of the shares of Class D Common Stock held by such holder into shares of Class C Common Stock on a one-to-one basis.

(2)    If any such holder seeks to convert any share of Class A Common Stock, Class B Common Stock or Class D Common Stock pursuant to this Section 5.2(j), such holder shall deliver a written election to the Corporation in the manner set forth in the Bylaws or to the Corporation’s transfer agent. Each such written election shall (i) state the number of shares of Class A Common Stock, Class B Common Stock or Class D Common Stock, as applicable, elected to be converted and (ii) if so required by the Corporation or its transfer agent, be accompanied by duly executed instruments of transfer. The conversion of such shares of Class A Common Stock, Class B Common Stock or Class D Common Stock, as applicable, shall be deemed effective as of the close of business on the date of receipt by the Corporation’s transfer agent of such written election and any other instruments required by this Section 5.2(j)(2).

(3)    Upon receipt by the Corporation’s transfer agent of a written election and any other instruments required by Section 5.2(j)(2), the Corporation shall, as soon as reasonably practicable thereafter, register on the Corporation’s books ownership of the number of shares of Class C Common Stock to which the holder of shares of Class A Common Stock, Class B Common Stock or Class D Common Stock, as applicable, being converted shall be entitled upon such conversion in accordance with this Certificate of Formation. All shares of Class C Common Stock issued hereunder by the Corporation shall be validly issued, fully paid and non-assessable.

(4)    Notwithstanding anything in this Certificate of Formation to the contrary, upon any Transfer of shares of Class A Common Stock or Class B Common Stock to any Person other than (i) a Permitted Transferee of the transferor, (ii) in the case of the Class A Common Stock, in connection with the transfer, at substantially the same time, of an aggregate number of shares of Common Stock held by the MD Shareholders and their Permitted Transferees greater than 50% of the outstanding shares of Common Stock owned by the MD Shareholders immediately following the closing of the Merger (as adjusted for any stock split, stock dividend, reverse stock split or similar event occurring after the closing of the Merger) to any Person or group of Affiliated Persons or (iii) in the case of the Class B Common

Stock, in connection with the transfer, at substantially the same time, of an aggregate number of shares of Common Stock held by the transferor and its Permitted Transferees greater than 50% of the outstanding shares of Common Stock owned by the SLP Shareholders immediately following the closing of the Merger (as adjusted for any stock split, stock dividend, reverse stock split or similar event occurring after the closing of the Merger) to any Person or group of Affiliated Persons, the shares so Transferred shall automatically and as a condition to the effectiveness of such Transfer be converted into shares of Class C Common Stock on a one-for-one basis.

(5)    The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class C Common Stock, solely for the purpose of issuance upon conversion of outstanding shares of Class A Common Stock, Class B Common Stock and Class D Common Stock, such number of shares of Class C Common Stock that shall be issuable upon the conversion of all such outstanding shares of Class A Common Stock, Class B Common Stock and Class D Common Stock.

(k)    Transfer Taxes. The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of a certificate or certificates representing any shares of capital stock and/or other securities on conversion or redemption of shares of Common Stock pursuant to this Section 5.2. The Corporation will not, however, be required to pay any tax that may be payable in respect of any issue or delivery of a certificate or certificates representing any shares of capital stock in a name other than that in which the shares of Common Stock so converted or redeemed were registered and no such issue or delivery will be made unless and until the Person requesting the same has paid to the Corporation or its transfer agent the amount of any such tax, or has established to the satisfaction of the Corporation or its transfer agent that such tax has been paid.

Section 5.3    Special Meetings of Shareholders.

Special meetings of the shareholders may be called at any time by (i) the Chairman of the Board of Directors, (ii) a majority of the authorized number of directors, (iii) to the extent required by the TBOC, the President, or (iv) the holders of not less than 50% (or the highest percentage of ownership that may be specified in the TBOC) of the voting power of the Corporation’s then issued and outstanding shares of stock entitled to vote at such special meeting. Special meetings of the shareholders shall be held in accordance with the Bylaws. Advance notice of shareholder nominations for the election of directors and of any other business to be brought by shareholders before any meeting of the shareholders shall be given in the manner provided in the Bylaws.

ARTICLE VI: BOARD OF DIRECTORS

(a)    Director Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(b)    Initial Directors. The number of directors constituting the initial Board of Directors after the Corporation was converted into a corporation incorporated under the laws of the State of Texas is eight (8) and their names and addresses are as follows:

Name	Address
1. Michael Dell	One Dell Way, Round Rock, Texas 78682
2. David Dorman	One Dell Way, Round Rock, Texas 78682
3. Egon Durban	One Dell Way, Round Rock, Texas 78682
4. David Grain	One Dell Way, Round Rock, Texas 78682
5. William Green	One Dell Way, Round Rock, Texas 78682
6. Lynn Vojvodich Radakovich	One Dell Way, Round Rock, Texas 78682
7. Ellen Kullman	One Dell Way, Round Rock, Texas 78682
8. Steve Mollenkopf	One Dell Way, Round Rock, Texas 78682

(c)    Director Groups; Number of Directors; Vacancies; Removal; Voting. The Board of Directors shall consist of the director groups described below:

(1)    The Group I directors (the “Group I Directors”). The holders of Common Stock (other than the holders of Class D Common Stock), voting together as a single class, shall be entitled to elect, vote to remove or fill any vacancy in respect of any Group I Director. The number of Group I Directors shall not be less than three (3) nor more than twenty (20) as shall be determined in accordance with the Bylaws. Any newly-created directorship on the Board of Directors with respect to the Group I Directors that results from an increase in the number of Group I Directors may be filled in any manner permitted by the TBOC, including by the affirmative vote of a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors with respect to the Group I Directors may be filled in any manner permitted by the TBOC, including by the affirmative vote of a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. A majority of the Common Stock (other than the Class D Common Stock), voting together as a single class, shall be entitled remove any Group I Director with or without cause at any time. Each Group I Director shall be entitled to cast one (1) vote.

(2)    The Group IV Director (defined below). The holders of Class C Common Stock shall have the right, voting separately as a class, to elect one (1) director (the “Group IV Director”), and, voting separately as a class, shall solely be entitled to vote to remove any Group IV Director. In connection with each annual meeting of the shareholders of the Corporation, the Board of Directors will nominate one nominee as the Group IV Director, whose election will be subject to such vote of the holders of the Class C Common Stock, voting separately as a class. In the case of any vacancy occurring with respect to the Group IV Director, such vacancy may be filled by the affirmative vote of a majority of the Board of Directors then in office until the next annual meeting of shareholders of the Corporation or until the Group IV Director’s earlier removal. The holders of a majority of the Class C Common Stock, voting separately as a class, shall be entitled to remove the Group IV Director with or without cause at any time, and no other shareholders of the Corporation shall be entitled to vote with respect to such removal. The Group IV Director shall be entitled to cast one (1) vote.

(d)    Election of Directors. No shareholders of the Corporation other than the holders of the Class C Common Stock shall be entitled to vote with respect to the election or the removal of the Group

IV Director. At any meeting held for the purpose of electing directors, (i) the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of Common Stock shall be required, and shall be sufficient, to constitute a quorum for the election of the Group I Directors and (ii) the presence in person or by proxy of the holders of a majority of the outstanding shares of Class C Common Stock shall be required, and shall be sufficient, to constitute a quorum of such class for the election of the Group IV Director by such class. At any such meeting or adjournment thereof, the absence of a quorum of any of the holders of the Class C Common Stock shall not prevent the election of directors other than the Group IV Director and the absence of a quorum or quorums of the holders of capital stock of the Corporation entitled to elect such other directors shall not prevent the election of the Group IV Director.

ARTICLE VII: TERMS FOR DIRECTORS

Elections of the members of the Board of Directors shall be held annually at the annual meeting of shareholders and each director shall be elected for a term commencing on the date of such director’s election and ending on the earlier of (i) the date such director’s successor is elected and qualified and (ii) the date of such director’s death, resignation, disqualification or removal. Elections of the members of the Board of Directors need not be by written ballot unless the Bylaws shall so provide.

ARTICLE VIII: SHAREHOLDER ACTION BY WRITTEN CONSENT

Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the actions to be so taken, is signed by both (i) the holders of stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock of the Corporation entitled to vote thereon were present and voted and (ii) each of the holders of a majority of the Common Stock beneficially owned by the MD Shareholders and a majority of the Common Stock beneficially owned by the SLP Shareholders, if any, that are shareholders at such time, in a manner that complies with the requirements of the TBOC. Such written consent shall be delivered to the Corporation in the manner set forth in the Bylaws or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings are recorded.

ARTICLE IX: AMENDMENT OF BYLAWS

Subject to any limitations set forth in this Certificate of Formation and to obtaining any required shareholder votes or consents required hereby, the Board of Directors is expressly authorized to amend, alter or repeal the Bylaws, in whole or in part, or adopt new Bylaws, without any action on the part of the shareholders in any manner not inconsistent with applicable law; provided, that Bylaws adopted or amended by the Board of Directors and any powers thereby conferred may be amended, altered or repealed by the shareholders subject to any limitations set forth in this Certificate of Formation.

ARTICLE X: DIRECTOR AND OFFICER LIABILITY; INDEMNIFICATION

(a)    Limitation of Liability. To the fullest extent permitted by the TBOC, as it presently exists or may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except for such liability as is expressly not subject to limitation under the TBOC, as the same exists or may hereafter be amended to further limit or eliminate such liability. The Corporation affirmatively elects to be governed by Section 21.419 of the TBOC and any successor provision thereto. Any repeal or amendment of this Article X by the shareholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate of Formation inconsistent with this Article X, will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the personal liability of officers or directors) and shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(b)    Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the TBOC, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article X shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, further, that, if the TBOC requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of (i) a written undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Article X or otherwise and (ii) a written affirmation by such indemnitee of such indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification under this Article X.

(c)    Indemnification of Employees and Agents. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation, individually or as a group, with the same scope and effect as the indemnification of directors and officers provided for in this Article X.

(d)    Right to Bring Suit. If a written claim for advancement and payment of expenses received by the Corporation from or on behalf of an indemnified party under this Article X is not paid in full by the Corporation within ninety days after such receipt, or if a written claim for indemnification following final disposition of the applicable proceeding received by the Corporation by or on behalf of an indemnified party under this Article X is not paid in full by the Corporation within ninety days after such receipt, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the TBOC for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the TBOC, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(e)    Non-Exclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), provision of this Certificate of Formation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

(f)    Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the TBOC.

(g)    Severability. If this Article X or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by any applicable portion of this Article X that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE XI: CORPORATE OPPORTUNITIES

To the fullest extent permitted by the TBOC and subject to any express agreement that may from time to time be in effect, the Corporation acknowledges and agrees that any Covered Person may, and shall have no duty not to, (i) invest in, carry on and conduct, whether directly, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director, shareholder, equityholder or investor in any Person, or as a participant in any syndicate, pool, trust or association, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Corporation or any of its Subsidiaries, (ii) do business with any client, customer, vendor or lessor of any of the Corporation or its Affiliates, and/or (iii) make investments in any kind of property in which the Corporation may make investments. To the fullest extent permitted by the TBOC, the Corporation renounces any interest or expectancy to participate in any business or investments of any Covered Person as currently conducted or as may be conducted in the future, and waives any claim against a Covered Person and shall indemnify a Covered Person against any claim that such Covered Person is liable to the Corporation, any Subsidiary or their respective shareholders for breach of any fiduciary duty solely by reason of such Person’s participation in any such business or investment. The Corporation shall pay in advance any expenses incurred in defense of such claim as provided in this provision in the manner specified or permitted by the TBOC. The Corporation hereby expressly acknowledges and agrees in the event that a Covered Person acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (x) the Covered Person outside of his or her capacity as an officer or director of the Corporation and (y) the Corporation or any Subsidiary, the Covered Person shall not have any duty to offer or communicate information regarding such corporate opportunity to the Corporation or any Subsidiary. To the fullest extent permitted by the TBOC, the Corporation hereby renounces any interest or expectancy in any potential transaction or matter of which the Covered Person acquires knowledge, except for any corporate opportunity which is expressly offered to a Covered Person in writing solely in his or her capacity as an officer or director of the Corporation or any Subsidiary, and waives any claim against each Covered Person and shall indemnify a Covered Person against any claim that such Covered Person is liable to the Corporation, any Subsidiary or their respective shareholders for breach of any fiduciary duty solely by reason of the fact that such Covered Person (A) pursues or acquires any corporate opportunity for its own account or the account of any Affiliate or other Person, (B) directs, recommends, sells, assigns or otherwise transfers such corporate opportunity to another Person or (C) does not communicate information regarding such corporate opportunity to the Corporation or such Subsidiary; provided, in each such case, that any corporate opportunity which is expressly offered to a Covered Person in writing solely in his or her capacity as an officer or director of the Corporation shall belong to the Corporation. The Corporation shall pay in advance any expenses incurred in defense of such claim as provided in this provision and as permitted by the TBOC, except to the extent that a Covered Person is determined by a final, non-appealable order of a Texas court having competent jurisdiction (or any other judgment which is not appealed in the applicable time) to have breached this Article XI, in which case any such advanced expenses shall be promptly reimbursed to the Corporation.

ARTICLE XII: AMENDMENT OF CERTIFICATE OF FORMATION

(a)    Subject to obtaining any required shareholder votes or consents provided for herein or in any Preferred Stock Series Resolution, the Corporation shall have the right, from time to time, to amend this Certificate of Formation or any provision hereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or shareholder of the Corporation by this Certificate of Formation or any amendment hereof are conferred subject to such right. In lieu of the vote required under Section 21.364 of the TBOC and subject to any other vote required by this Certificate of Formation, the affirmative vote of shareholders holding at least a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision as part of this Certificate of Formation.

(b)    Notwithstanding anything herein to the contrary, (i) the affirmative vote of the holders of a majority of the then issued and outstanding shares of Class A Common Stock and (ii) the affirmative vote of the holders of a majority of the then issued and outstanding shares of Class B Common Stock shall be required (A) for any amendment, alteration or repeal (including by merger, consolidation or otherwise by operation of law) of Article V (Preferred Stock and Common Stock) and/or Article VI (Board of Directors) and, (B) for so long as the MD Shareholders or the SLP Shareholders own any Common Stock, for any amendment, alteration or repeal (including by merger, consolidation or otherwise by operation of law) of Article X (Director and Officer Liability; Indemnification), Article VI (Board of Directors) or this paragraph (b) of this Article XII.

(c)    Notwithstanding anything herein to the contrary, the affirmative vote of the holders of a majority of the then issued and outstanding shares of Class C Common Stock shall be required for any amendment, alteration or repeal (including by merger, consolidation or otherwise by operation of law) of paragraph (c)(2) of Article VI (election of Class IV Director) that would have a material adverse effect on the powers or special rights of the Class C Common Stock pursuant to such paragraph.

ARTICLE XIII: EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, (i) the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Corporation, (B) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or shareholder of the Corporation to the Corporation or the Corporation’s shareholders, (C) any action asserting a claim against the Corporation or any current or former director, officer, employee or shareholder of the Corporation arising pursuant to any provision of the TBOC or this Certificate of Formation or the Bylaws, (D) any action asserting a claim against the Corporation or any director or officer or shareholder of the Corporation governed by the internal affairs doctrine, (E) any action asserting an “internal entity claim” as that term is defined in Section 2.115 of the TBOC, or (F) any other action or proceeding in which the Business Court of the State of Texas has jurisdiction, shall be the Texas Business Court in the Third Business Court Division of the State of Texas (the “Austin Business Court”) (or, if the Austin Business Court lacks jurisdiction or otherwise may not, or may decline to, hear the applicable cause of action, the Texas Business Court in the Eleventh Business Court Division of the State of Texas (the “Houston Business Court”) or, if the Houston Business Court lacks jurisdiction or otherwise may not, or may decline to, hear the applicable cause of action, the United States District Court for the Western District of Texas, Austin Division (the “Federal Court”) or, if the Federal Court lacks jurisdiction or otherwise may not, or may decline to, hear the applicable cause of action, the state district court of Travis County, Texas), and (ii) the Federal Court (or, if the Federal Court lacks jurisdiction or otherwise may not, or may decline to, hear the applicable cause of action, any other federal district court of the United States) shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, to the fullest extent permitted by law. Any Person purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article XIII.

ARTICLE XIV: JURY TRIAL WAIVER

UNLESS THE CORPORATION CONSENTS IN WRITING TO A JURY TRIAL, THE CORPORATION AND EACH SHAREHOLDER, DIRECTOR, AND OFFICER OF THE CORPORATION HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT THAT THE CORPORATION OR SUCH PERSON MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION, COUNTERCLAIM, CROSS-CLAIM OR THIRD-PARTY CLAIM ARISING OUT OF OR RELATING TO ANY “INTERNAL ENTITY CLAIM” AS THAT TERM IS DEFINED IN SECTION 2.115 OF THE TBOC, AND EACH SHAREHOLDER AGREES THAT SUCH SHAREHOLDER’S HOLDING OR

ACQUISITION OF SHARES OF STOCK OF THE CORPORATION OR, TO THE EXTENT PERMITTED BY LAW, OPTIONS OR RIGHTS TO ACQUIRE SHARES OF STOCK OF THE CORPORATION FOLLOWING THE ADOPTION OF THIS CERTIFICATE OF FORMATION CONSTITUTES SUCH SHAREHOLDER’S INTENTIONAL AND KNOWING WAIVER OF ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH CLAIMS.

ARTICLE XV: BUSINESS COMBINATIONS

The Corporation shall not be governed by or subject to Section 21.606 of the TBOC regarding business combinations.

ARTICLE XVI
OWNERSHIP THRESHOLD FOR DERIVATIVE PROCEEDINGS

The Corporation affirmatively elects to be governed by Section 21.419 of the TBOC and any successor provision thereto. Subject to the requirements of applicable law (including Section 21.552 of the TBOC and any successor thereto), no shareholder or group of shareholders may institute or maintain a derivative proceeding brought on behalf of the Corporation against any director and/or officer of the Corporation in his or her official capacity, unless the shareholder or group of shareholders, at the time the derivative proceeding is instituted, beneficially owns a number of shares of common stock sufficient to meet an ownership threshold of at least 3% of the total outstanding shares of the Corporation.

ARTICLE XVII: CERTAIN DEFINITIONS

Unless the context otherwise requires, the terms defined in this Article XVII will have, for all purposes of this Certificate of Formation, the meanings herein specified:

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. Notwithstanding the foregoing, for purposes of this Certificate of Formation, (i) the Corporation, its Subsidiaries and its other controlled Affiliates shall not be considered Affiliates of any of the Sponsor Shareholders or of any Affiliates of any of the Sponsor Shareholders (except that the Corporation, its Subsidiaries and its other controlled Affiliates may be considered Affiliates of each other) (and vice versa), (ii) none of the MD Shareholders, on the one hand, and/or the SLP Shareholders, on the other hand, shall be considered Affiliates of each other, and (iii) except with respect to Article XI, none of the Sponsor Shareholders shall be considered Affiliates of (x) any portfolio company in which any of the Sponsor Shareholders or any of their affiliated investment funds have made a debt or equity investment (and vice versa) or (y) any limited partners, non-managing members or other similar direct or indirect investors in any of the Sponsor Shareholders or their affiliated investment funds. The term “Affiliated” has a meaning correlative to the foregoing.

“Approved Exchange” means the New York Stock Exchange and/or the Nasdaq Stock Market.

“Award” means an award pursuant to a Stock Plan of restricted stock units (including performance-based restricted stock units) that correspond to Common Stock and/or options to subscribe for, purchase or otherwise acquire shares of Common Stock.

“beneficially owns” and similar terms have the meaning set forth in Rule 13d-3 under the Exchange Act; provided, that no shareholder shall be deemed to beneficially own any Securities held by any other shareholder solely by virtue of the provisions of any shareholder agreement or similar contractual arrangement; provided, further, that (i) for the purposes of calculating the beneficial ownership of the MD Shareholders, all of the MD Shareholders’ Common Stock, all of their respective Affiliates’ Common Stock and all of their respective Permitted Transferees’ Common Stock (including in each case Common Stock issuable upon exercise, delivery or vesting of Awards) shall be included as being owned by the MD Shareholders and as being outstanding (except for Common Stock that was transferred by the MD Shareholders, their Affiliates or Permitted Transferees after MD’s death to an individual or Person other than (i) an individual or entity described in clause (1)(a), (1)(b), (1)(c) or (1)(d) of the definition of “Permitted Transferee” or (ii) an MD Fiduciary), and (ii) for the purposes of calculating the beneficial ownership of any other shareholder, all of such shareholder’s Common Stock, all of its Affiliates’ Common Stock and all of its Permitted Transferees’ Common Stock (including in each case Common Stock issuable upon exercise, delivery or vesting of Awards) shall be included as being owned by such shareholder and as being outstanding.

“Bylaws” means the bylaws of the Corporation, as amended or restated from time to time in accordance with this Certificate of Formation.

“Certificate of Formation” means this Certificate of Formation, as it may be amended from time to time.

“control” means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms “controlled” and “controlling” have meanings correlative to the foregoing.

“Convertible Securities” means any securities of a Person that are convertible into, or exercisable or exchangeable for, securities of such Person or any other Person, whether upon conversion, exercise or exchange at such time or a later time or only upon the occurrence of certain events, but in respect of anti-dilution provisions of such securities only upon the effectiveness thereof.

“Covered Person” means (i) any director or officer of the Corporation or any of its Subsidiaries who is also a director, officer, employee, managing director or other Affiliate of DFO or SLP and (ii) SLP and the SLP Shareholders; provided, that MD shall not be a “Covered Person” for so long as he is an executive officer of the Corporation or any of the Specified Subsidiaries.

“Dell” means Dell Inc., a Delaware corporation and wholly-owned subsidiary of Intermediate.

“Dell International” means Dell International L.L.C., a Delaware limited liability company.

“DFO” means DFO Management, LLC and its Affiliates (other than MD for so long as he serves as the Chief Executive Officer of the Corporation).

“EMC” means EMC Corporation, a Massachusetts corporation and wholly owned subsidiary of the Corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Immediate Family Members” means, with respect to any natural person (including MD), (i) such natural person’s spouse, children (whether natural or adopted as minors), grandchildren or more remote descendants, siblings and spouse’s siblings and (ii) the lineal descendants of each of the persons described in the immediately preceding clause (i).

“Initial SLP Shareholders” means the SLP Shareholders who purchased shares of the Corporation’s capital stock on October 29, 2013, together with any of their Permitted Transferees to whom they transferred or transfer such shares (or shares of Common Stock upon conversion of such shares).

“Intermediate” means Denali Intermediate Inc., a Delaware corporation and a wholly-owned subsidiary of the Corporation.

“MD” means Michael S. Dell.

“MD Charitable Entity” means the Michael & Susan Dell Foundation and any other private foundation or supporting organization (as defined in Section 509(a) of the U.S. Internal Revenue Code of 1986, as amended from time to time) established and principally funded directly or indirectly by MD and/or his spouse.

“MD Fiduciary” means any trustee of an inter vivos or testamentary trust appointed by MD.

“MD Shareholders” means, collectively, MD and the SLD Trust, together with their respective Permitted Transferees that acquire Common Stock.

“Merger” means the acquisition by merger of EMC by the Corporation, which closed on September 7, 2016.

“outstanding,” when used with respect to the shares of any class of common stock, will include, without limitation, the shares of such class, if any, held by any subsidiary of the applicable corporation, except as otherwise provided by applicable law with respect to the exercise of voting rights. No shares of any class of common stock (or Convertible Securities that are convertible into or exercisable or exchangeable for common stock) held by a corporation in its treasury will be deemed outstanding.

“Permitted Transferee” means:

1. In the case of the MD Shareholders:

(a) MD, SLD Trust or any Immediate Family Member of MD;

(b) any MD Charitable Entity;

(c) one or more trusts whose current beneficiaries are and will remain for so long as such trust holds Securities, any of (or any combination of) MD, one or more Immediate Family Members of MD or MD Charitable Entities;

(d) any corporation, limited liability company, partnership or other entity wholly-owned by any one or more Persons or entities described in clause (1)(a), (1)(b) or (1)(c) of this definition of “Permitted Transferee”; or

(e) from and after MD’s death, any recipient under MD’s will, any revocable trust established by MD that becomes irrevocable upon MD’s death, or by the laws of descent and distribution.

2. In the case of any other shareholder (other than the MD Shareholders) that is a partnership, limited liability company or other entity, (A) any of its controlled Affiliates (other than portfolio companies) or (B) an affiliated management company and/or an affiliated investment fund, vehicle or account of such shareholder that remains such an Affiliate or an affiliated management company and/or an affiliated investment fund, vehicle or account.

For the avoidance of doubt, (x) each MD Shareholder will be a Permitted Transferee of each other MD Shareholder and (y) each SLP Shareholder will be a Permitted Transferee of each other SLP Shareholder.

“Person” means an individual, any general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity, or a government or any agency or political subdivision thereof.

“Securities” means any equity securities of the Corporation, including any Preferred Stock, Common Stock, debt securities exercisable or exchangeable for, or convertible into equity securities of the Corporation, or any option, warrant or other right to acquire any such equity securities or debt securities of the Corporation.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“SLD Trust” means the Susan Lieberman Dell Separate Property Trust.

“SLG” means Silver Lake Group, L.L.C., a Delaware limited liability company.

“SLMC III” means Silver Lake Management Company III, L.L.C., a Delaware limited liability company.

“SLMC IV” means Silver Lake Management Company IV, L.L.C., a Delaware limited liability company.

“SLMC V” means Silver Lake Management Company V, L.L.C., a Delaware limited liability company.

“SLP” means SLMC III, SLMC IV, SLMC V, SLTM, SLG and their respective affiliated management companies and investment vehicles.

“SLP IV” means Silver Lake Partners IV, L.P., a Delaware limited partnership.

“SLP V” means Silver Lake Partners V DE (AIV), L.P., a Delaware limited partnership.

“SLP Shareholders” means, collectively, (a) SLP IV, SLTI IV, SLP V, SLTI V and SLP SPV, together with (b)(i) their respective Permitted Transferees that acquire Common Stock and (ii)(x) any Person or group of Affiliated Persons to whom the SLP Shareholders and their respective Permitted Transferees have transferred, at substantially the same time, an aggregate number of shares of Common Stock greater than 50% of the outstanding shares of Common Stock owned by the SLP Shareholders immediately following the closing of the Merger (as adjusted for any stock split, stock dividend, reverse stock split or similar event occurring after the closing of the Merger) and (y) any Permitted Transferees of such Persons specified in clause (x).

“SLP SPV” means SL SPV-2, L.P., a Delaware limited partnership.

“SLTI IV” means Silver Lake Technology Investors IV, L.P., a Delaware limited partnership.

“SLTI V” means Silver Lake Technology Investors V, L.P., a Delaware limited partnership.

“SLTM” means Silver Lake Technology Management, L.L.C., a Delaware limited liability company.

“Specified Subsidiaries” means any of (i) Intermediate, (ii) Dell, (iii) Dell International, (iv) EMC, (v) any successors and assigns of any of Intermediate, Dell, Dell International and EMC, and (vi) each intermediate entity or Subsidiary between the Corporation and any of the foregoing.

“Sponsor Shareholders” means, collectively, the MD Shareholders and the SLP Shareholders.

“Stock Plan” means any equity incentive plans adopted, approved or entered into by the Corporation or its Subsidiaries pursuant to which the Corporation or its Subsidiaries have granted or issued Awards.

“Subsidiary” means, with respect to any Person, any entity of which (i) a majority of the total voting power of shares of stock or equivalent ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other members of the applicable governing body thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if no such governing body exists at such entity, a majority of the total voting power of shares of stock or equivalent ownership interests of the entity is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing member or general partner of such limited liability company, partnership, association or other business entity.

“Transfer” or “transfer” means, with respect to any Security, the direct or indirect offer, sale, exchange, pledge, hypothecation, mortgage, gift, transfer or other disposition or distribution of such Security by the holder thereof or by its representative, and whether voluntary or involuntary or by operation of law including by merger or otherwise (or the entry into any agreement with respect to any of the foregoing); provided, that no (i) conversion of Class A Common Stock and/or Class B Common Stock into Class C Common Stock pursuant to Section 5.2(j), (ii) conversion of Class D Common Stock into Class C Common Stock pursuant to Section 5.2(j) nor (iii) redemption of any share of Preferred Stock shall, in each case, constitute a Transfer.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Dell Technologies Inc. has caused this Certificate of Formation to be executed by its duly authorized officer on this __ day of _____, 2026.

DELL TECHNOLOGIES INC.

By:
Name: Christopher A. Garcia
Title: Senior Vice President and
Assistant Secretary

Exhibit B

Texas Bylaws

[See attached.]

BYLAWS
OF
DELL TECHNOLOGIES INC.
(Effective [_______], 2026)

ARTICLE I

OFFICES
SECTION 1.01 Registered Office. The registered office and registered agent of Dell Technologies Inc. (the “Corporation”) shall be as set forth from time to time in the Certificate of Formation (as defined below). The Corporation may also have offices in such other places in the United States or elsewhere as the board of directors of the Corporation (the “Board of Directors”) may, from time to time, determine or as the business of the Corporation may require as determined by any officer of the Corporation.

ARTICLE II

SHAREHOLDERS
SECTION 2.01 Annual Meetings. Annual meetings of shareholders may be held at such place, if any, either within or without the State of Texas, and at such time and date as the Board of Directors shall determine and state in the notice of meeting. The Board of Directors may, in its sole discretion, determine that meetings of shareholders shall not be held at any place, but may instead be held solely by means of remote communication as described in Section 2.13 of these Bylaws and in accordance with the Texas Business Organizations Code (as in effect from time to time, the “TBOC”). The Board of Directors may postpone, reschedule or cancel any annual meeting of shareholders previously scheduled by the Board of Directors.
SECTION 2.02 Special Meetings. Special meetings of the shareholders may be called at any time by (i) the Chairman of the Board of Directors, (ii) a majority of the authorized number of directors, (iii) to the extent required by the TBOC, the President, or (iv) the holders of not less than 50% (or the highest percentage of ownership that may be specified in the TBOC) of the voting power of the Corporation’s then issued and outstanding shares of stock entitled to vote at such special meeting. Special meetings may be held at such place, if any, either within or without the State of Texas or solely by means of remote communication as described in Section 2.13 of these Bylaws and in accordance with the TBOC and at such time and date as the Board of Directors shall determine and state in the notice of meeting. The Board of Directors may postpone, reschedule or cancel any special meeting of shareholders previously called by the Board of Directors.
SECTION 2.03 Notice of Shareholder Business and Nominations.
(A)    Annual Meetings of Shareholders.
(1)     Nominations of persons for election to the Board of Directors and the proposal of any other business to be considered by the shareholders may be made at an annual meeting of shareholders only (a) with respect to nominations for the Board of Directors, as provided in the MD Stockholders Agreement dated as of December 25, 2018 between the Corporation and the shareholders party thereto (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “MD Shareholders Agreement”), the SLP Stockholders Agreement dated as of December 25, 2018 between the Corporation and the shareholders party thereto (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “SLP Shareholders Agreement” and together with the MD Shareholders Agreement, the “Sponsor Shareholders Agreements”), and the Corporation’s certificate of formation as then in effect (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Certificate of Formation”), (b) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Section 2.04 of these Bylaws, (c) by or at the direction of the Board of Directors or any authorized committee thereof, or (d) by any shareholder of the Corporation who is entitled to vote at the meeting, who, subject to the exceptions set forth in paragraph (C)(5) of this Section 2.03, complied with the notice procedures set forth in paragraphs (A)(2) and (A)(3) of this Section 2.03 and who is a shareholder of record both at the time such notice is delivered to the Secretary and on the record date for the meeting.
(2)    For director nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (d) of paragraph (A)(1) of this Section 2.03, the shareholder shall have given timely notice thereof in writing to the Corporation, and, in the case of business other than nominations of persons for election to the Board of Directors, such other business shall constitute a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the anniversary date of the previous year’s meeting, or if no annual meeting was held in the preceding year, notice by the shareholder to be timely shall be so delivered not earlier than one hundred twenty (120) days prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a shareholder’s notice. Notwithstanding anything in this Section 2.03(A)(2) to the contrary, if the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) calendar days prior to the first anniversary of the prior year’s annual meeting of shareholders, then a shareholder’s notice required by this Section 2.03(A)(2) shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary not later than the close of business on the tenth (10th) calendar day following the day on which the public announcement referred to in the second sentence of this Section 2.03(A)(2) is first made by the Corporation. The number of nominees a shareholder may nominate for election at the annual meeting (or in the case of a shareholder giving the notice on behalf of a beneficial owner, the number of nominees a shareholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.
(3)    Such shareholder’s notice shall set forth the following information:
(a)    in the case where a shareholder proposes to nominate an individual for election or re-election as a member of the Board of Directors, (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the Corporation’s proxy statement and associated proxy card, as applicable, as a nominee of the shareholder and to serving as a director if elected, and (ii) a representation that the shareholder is a holder of record at the time of the giving of the notice and will be entitled to vote at such meeting (A) the requisite shares of Class A Common Stock, Class B Common Stock or Class C Common Stock (each as defined in the Certificate of Formation) if the nominee is nominated to be a Group I Director (as defined in the Certificate of Formation), and/or (B) the requisite shares of Class C Common Stock if the nominee is nominated to be a Group IV Director (as defined in the Certificate of Formation);
(b)    as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made;

(c)    as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation’s books and records, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation that are owned, directly or indirectly, beneficially and of record by such shareholder and such beneficial owner, including any shares of any class or series of capital stock of the Corporation to which such shareholder and such beneficial owner or any of their respective affiliates or associates has a right to acquire beneficial ownership at any time in the future, (iii) a representation that the shareholder is a holder of record of the stock of the Corporation at the time of the giving of the notice, will be entitled to vote at such meeting and will appear in person or by proxy (which, for the avoidance of doubt, includes remote appearance at virtual meetings) at the meeting to propose such business or nomination, (iv) a representation whether the shareholder or the beneficial owner, if any, will be or is part of a group that will (A) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise solicit proxies or votes from shareholders in support of such proposal or nomination, (v) a certification regarding whether such shareholder and beneficial owner, if any, have complied with all applicable federal, state and other legal requirements in connection with the shareholder’s and/or beneficial owner’s acquisition of shares of capital stock or other securities of the Corporation and/or the shareholder’s and/or beneficial owner’s acts or omissions as a shareholder of the Corporation and (vi) any other information relating to such shareholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(d)    a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the shareholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing (collectively, “proponent persons”), including, in the case of a nomination or nominations, the nominee(s), including any agreements, arrangements or understandings relating to any compensation or payments to be paid to any such proposed nominee(s), pertaining to the nomination(s) or other business proposed to be brought before the meeting of shareholders (which description shall identify the name of each other person who is party to any such agreement, arrangement or understanding);

(e)    a description of any agreement, arrangement or understanding (including, without limitation, any contract to purchase or sell, the acquisition or grant of any option, right or warrant to purchase or sell or any swap or other instrument) to which any proponent person is a party, the intent or effect of which may be (i) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (ii) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or (iii) to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation;

(f)    any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such shareholder or beneficial owner has or shares a right, directly or indirectly, to vote any shares of any class or series of capital stock of the Corporation;

(g)    any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation owned, directly or indirectly, beneficially by such shareholder or beneficial owner that are separated or separable from the underlying shares of the Corporation;

(h)    any performance-related fees (other than an asset-based fee) that such shareholder or beneficial owner, directly or indirectly, is entitled to receive based on any increase or decrease in the value of shares of any class or series of capital stock of the Corporation; and

(i)    the names and addresses of other shareholders (including beneficial owners) known by any of the shareholders giving the notice to support such nomination(s) or other business proposal, and, to the extent known, the class or series of the capital stock of the Corporation and the number of shares of each such class or series owned, directly or indirectly, beneficially or of record by such other shareholders or other beneficial owners.

A shareholder providing notice of a proposed nomination for election to the Board of Directors or other business proposed to be brought before a meeting (whether given pursuant to this paragraph (A)(3) or paragraph (B) of this Section 2.03) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for determining the shareholders entitled to notice of the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof, provided, that if the record date for determining the shareholders entitled to vote at the meeting is less than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to the Corporation not later than five (5) days after the record date for determining the shareholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the shareholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof) and not later than five (5) days after the record date for determining the shareholders entitled to vote at the meeting, but no later than the day prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than fifteen (15) days prior to the date of the meeting or any adjournment or postponement thereof). The foregoing notice requirements of this Section 2.03 shall be deemed satisfied by a shareholder with respect to business other than a nomination of a person for election to the Board of Directors if the shareholder has notified the Corporation of the shareholder’s intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The

Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such director under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules.
(B)    Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 2.04. At any time that the shareholders are not prohibited from filling vacancies or newly created directorships on the Board of Directors, nominations of persons for election to the Board of Directors to fill any vacancy or newly created directorship may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) as provided in the Sponsor Shareholders Agreements and the Certificate of Formation, (2) by or at the direction of the Board of Directors or any committee thereof or (3) provided, that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is entitled to vote at the meeting on such matters, who (subject to the exceptions set forth in paragraph (C)(5) of this Section 2.03) complies with the notice procedures set forth in this Section 2.03 and who is a shareholder of record both at the time such notice is delivered to the Secretary and on the record date for the meeting. The number of nominees a shareholder may nominate for election at the special meeting (or in the case of a shareholder giving the notice on behalf of a beneficial owner, the number of nominees a shareholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting if the shareholder’s notice as required by paragraph (A)(2) of this Section 2.03 shall be delivered to the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which the Corporation first makes a public announcement of the date of the special meeting at which directors are to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.
(C)    General.
(1)    Except as provided in paragraph (C)(5) of this Section 2.03, only such persons who are nominated in accordance with the procedures set forth in this Section 2.03 or the Sponsor Shareholders Agreements shall be eligible to serve as directors and only such business shall be conducted at an annual or special meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.03. Except as otherwise provided by applicable law, the Certificate of Formation or these Bylaws, the chairman of the meeting shall, in addition to making any other determination that may be appropriate for the conduct of the meeting, have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded. The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants and on shareholder approvals. Notwithstanding the foregoing provisions of this Section 2.03, unless otherwise required by applicable law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.03, to be considered a qualified representative of the shareholder, a person shall be a duly authorized officer, manager or partner of such shareholder or shall be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person shall produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.
(2)    Whenever used in these Bylaws, (i) “public announcement” shall mean disclosure (a) in a press release released by the Corporation, provided, that such press release is released by the Corporation following its customary procedures, is reported by the Dow Jones News Service, Associated Press or comparable national news service, or is generally available on internet news sites, or (b) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder and (ii) “beneficial ownership” shall mean beneficial ownership within the meaning of Rule 13d-3 under the Exchange Act.

(3)    Notwithstanding the foregoing provisions of this Section 2.03, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.03; provided, that, to the fullest extent permitted by applicable law, any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to these Bylaws (including paragraphs (A)(1)(d) and (B) hereof), and compliance with paragraphs (A)(1)(d) and (B) of this Section 2.03 shall be the exclusive means for a shareholder to make nominations or submit other business (other than, as provided in the penultimate sentence of paragraph (A)(3) of this Section 2.03, business other than nominations brought properly under and in compliance with Rule 14a-8 under the Exchange Act, as may be amended from time to time). Nothing in these Bylaws shall be deemed to affect any rights of the holders of any class or series of stock having a preference over the common stock of the Corporation as to dividends or upon liquidation to elect directors under specified circumstances.

(4)    In addition to the requirements set forth elsewhere in these Bylaws, to be eligible to be a nominee for election or re-election as a director of the Corporation pursuant to a nomination pursuant to paragraph (A)(1) of this Section 2.03 and paragraph (B) of this Section 2.03 when the shareholders are not prohibited from filling vacancies or newly created directorships on the Board of Directors, such proposed nominee or a person on such proposed nominee’s behalf shall deliver, in accordance with the time periods for delivery of timely notice pursuant to paragraph (A)(2) of this Section 2.03, to the Corporation a completed and signed questionnaire with respect to the background and qualification of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (the form of which questionnaire shall be provided by the Secretary to such proposed nominee upon written request therefor by such proposed nominee) and a written representation and agreement (in the form provided by the Secretary to such proposed nominee upon written request therefor by such proposed nominee) that such proposed nominee (i) is not and shall not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, shall act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with such proposed nominee’s fiduciary duties under applicable law, (ii) is not and shall not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (iii) in such proposed nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and shall comply with, all applicable publicly disclosed corporate governance, code of conduct and ethics, conflict of interest, confidentiality, corporate opportunities, trading and any other policies and guidelines of the Corporation applicable to directors.

(5)    Notwithstanding anything to the contrary contained in this Section 2.03, (a) for as long as the MD Shareholders Agreement remains in effect with respect to the MD Shareholders (as defined in the Certificate of Formation), the MD Shareholders shall not be subject to the notice or other procedures set forth in paragraph (A)(2), (A)(3), (B) or (C)(4) of this Section 2.03 with respect to any annual or special meeting of shareholders and (b) for as long as the SLP Shareholders Agreement remains in effect with respect to the SLP Shareholders (as defined in the Certificate of Formation), the SLP Shareholders shall not be subject to the notice or other procedures set forth in paragraph (A)(2), (A)(3), (B) or (C)(4) of this Section 2.03 with respect to any annual or special meeting of shareholders.

SECTION 2.04 Notice of Meetings. Whenever shareholders are required or permitted to take any action at a meeting, a timely notice in writing or by electronic transmission, in the manner provided the TBOC, of the meeting, which shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the shareholders entitled to vote at the meeting, if such date is different from the record date for determining shareholders entitled to notice of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be mailed to or transmitted electronically at the direction of the Secretary, the President or any other person calling the meeting to each shareholder of record entitled to vote thereat as of the record date for determining the shareholders entitled to notice of or to vote at the meeting in accordance with the TBOC. Unless otherwise provided by applicable law, the Certificate of Formation or these Bylaws, the notice of any meeting shall be given not later than the tenth (10th) day and not earlier than the sixtieth (60th) day before the date of the meeting to each shareholder entitled to vote at such meeting as of the record date for determining the shareholders entitled to notice of the meeting.

SECTION 2.05 Fixing Date for Determination of Shareholders of Record.
(A)    In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by applicable law, be at least ten (10) days and not more than sixty (60) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the day on which notice is given, or, if notice is waived, at the close of business on the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting.
(B)    In order that the Corporation may determine the shareholders entitled to receive a distribution, other than a distribution involving a purchase or redemption by the Corporation of any of its own securities, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(C)    Unless otherwise restricted by the Certificate of Formation, in order that the Corporation may determine the shareholders entitled to express written consent to corporate action without a meeting in accordance with Section 2.11, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining shareholders entitled to express written consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by applicable law, the record date for such purpose shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by applicable law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

SECTION 2.06 List of Shareholders Entitled To Vote. The Corporation shall prepare, no later than the eleventh (11th) day before every meeting of shareholders, an alphabetical list of the shareholders entitled to vote at the meeting or any adjournment of the meeting. The list of shareholders must state (i) the address of each shareholder, (ii) and the number and type of shares held by each shareholder, and (iii) the number of votes that each shareholder is entitled to (if different than the number of shares held by such shareholder). Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, at least ten (10) days prior to the meeting (a) on a reasonably accessible electronic data system if the information required to gain access to such list is provided with the notice of meeting, or (b) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation must take reasonable steps to ensure that such information is available only to shareholders of the Corporation. Except as otherwise provided by applicable law, the original share transfer records shall be prima facie evidence of the shareholders of the Corporation entitled to vote at any meeting of shareholders.
SECTION 2.07 Quorum. Unless otherwise required by applicable law, the Certificate of Formation or the rules or regulations of any stock exchange upon which the Corporation’s securities are listed, the holders of record of a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of shareholders. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required, a majority in voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter. Once a quorum is present to organize a meeting, it shall not be broken by the subsequent withdrawal of any shareholders or by the refusal of any shareholder present or represented by proxy at such meeting to vote.
SECTION 2.08 Proxies; Vote Required. Each shareholder entitled to vote at a meeting of shareholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by proxy in any manner provided by applicable law, but no such proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it conspicuously states that it is irrevocable and otherwise meets the requirements set forth in the TBOC. A shareholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. Unless required by the Certificate of Formation or applicable law, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting, or by such shareholder’s proxy, if there be such a proxy. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the subject matter shall decide any question brought before such meeting, unless the question is one upon which, by express provision of applicable law, of the rules or regulations of any stock exchange applicable to the Corporation, of any regulation applicable to the Corporation or its securities, of the Certificate of Formation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Notwithstanding the foregoing sentence and subject to the Certificate of Formation, all elections of directors shall be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.
SECTION 2.09 Chairman of Meetings. The Chairman of the Board of Directors, if one is elected, or, in his or her absence or upon his or her disability, a person designated by the Board of Directors shall be the chairman of the meeting and, as such, preside at all meetings of the shareholders.

SECTION 2.10 Secretary of Meetings. The Secretary shall act as secretary at all meetings of the shareholders. In the absence or disability of the Secretary, the chairman of the meeting shall appoint a person to act as secretary at such meetings.
SECTION 2.11 Consent of Shareholders in Lieu of Meeting. Any action required or permitted to be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote only to the extent permitted by and in the manner provided in the Certificate of Formation and in accordance with the TBOC.
SECTION 2.12 Adjournment. At any meeting of shareholders of the Corporation, if less than a quorum is present, the chairman of the meeting or shareholders holding a majority in voting power of the shares of stock of the Corporation, present in person or by proxy and entitled to vote thereat on the matters in question, shall have the power to adjourn the meeting from time to time without notice (other than announcement at the meeting) until a quorum shall be present. Any business may be transacted at the adjourned meeting that might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of shareholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining shareholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of shareholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each shareholder of record entitled to vote at such adjourned meeting as of the record date so fixed for notice of such adjourned meeting.
SECTION 2.13 Remote Communication. If authorized by the Board of Directors in its sole discretion, and subject to the requirements of the TBOC and such guidelines and procedures as the Board of Directors may adopt, shareholders and proxy holders not physically present at a meeting of shareholders may, by means of remote communication: (a) participate in a meeting of shareholders; and (b) be deemed present in person and vote at a meeting of shareholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided, that: (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
SECTION 2.14 Inspectors of Election. The Corporation may, and shall if required by applicable law, in advance of any meeting of shareholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of shareholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (a) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (b) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by applicable law. In determining the validity and counting of proxies and ballots cast at any meeting of shareholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.
SECTION 2.15 Delivery to the Corporation. Whenever this Article II or the Certificate of Formation requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such delivery to the Corporation may be effected in any manner permitted by the TBOC, including (i) delivery by mail, postage prepaid, to the Secretary at the principal executive offices of the Corporation, or (ii) electronic mail to the electronic mail address designated by the Corporation and disclosed in the Corporation’s proxy materials and/or identified on the Corporation’s investor relations website. For purposes of this Section 2.15, the term “electronic mail” shall mean an electronic transmission (as defined in Section 1.002 of the TBOC) directed to the aforementioned electronic mail address.

ARTICLE III

BOARD OF DIRECTORS
SECTION 3.01 Powers. Except as otherwise provided by the Certificate of Formation or the TBOC, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by the TBOC or the Certificate of Formation directed or required to be exercised or done by the shareholders.
SECTION 3.02 Number and Term; Chairman. The Board of Directors shall consist of such number of directors, not less than three (3) nor more than twenty-one (21), as shall from time to time be fixed by resolution of the Board of Directors, subject to the provisions of the Certificate of Formation and the Sponsor Shareholders Agreements; provided, that (a) the number of Group IV Directors shall be one and (b) the number of Group I Directors shall not be less than three (3) nor more than twenty (20). The term of each director shall be as set forth in the Certificate of Formation. Directors need not be shareholders. The Board of Directors shall elect a Chairman of the Board of Directors, who shall have the powers and perform such duties as provided in these Bylaws and as the Board of Directors may from time to time prescribe. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors at which he or she is present. If the Chairman of the Board of Directors is not present at a meeting of the Board of Directors, a majority of the directors present at such meeting shall elect one of their members to preside.
SECTION 3.03 Resignations. Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer of the Corporation or the Secretary. The resignation shall take effect at the time specified therein, and if no time is specified, at the time of its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise expressly provided in the resignation.
SECTION 3.04 Removal. Directors of the Corporation may be removed in the manner provided in the Certificate of Formation and the TBOC.
SECTION 3.05 Vacancies and Newly Created Directorships. Except as otherwise required by applicable law, vacancies occurring in any directorship (whether by death, resignation, retirement, disqualification, removal or other cause) and newly created directorships resulting from any increase in the number of directors shall be filled in accordance with the Certificate of Formation and the Sponsor Shareholders Agreements. Any director elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.
SECTION 3.06 Regular and Special Meetings; Notice. Regular meetings of the Board of Directors may be held at such places, within or without the State of Texas, and times as shall be determined from time to time by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors and shall be called by the Chief Executive Officer or the Secretary if directed by a majority of the directors then in office, and any such meeting shall be at such place, date and time as may be fixed by the person or persons at whose direction the meeting is called. Notice need not be given of regular meetings of the Board of Directors. At least forty-eight (48) hours before each special meeting of the Board of Directors, either written notice, notice by electronic transmission or oral notice (either in person or by telephone) of the time, date and place of the meeting shall be given to each director entitled to attend such meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.
SECTION 3.07 Quorum, Voting and Adjournment. Unless otherwise provided in the Certificate of Formation, the attendance of a majority of the authorized number of directors in any manner permitted by the TBOC shall constitute a quorum for the transaction of business of the Board of Directors, and the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Each director shall be entitled to one vote.
SECTION 3.08 Action Without a Meeting. Unless otherwise restricted by the Certificate of Formation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or any committee thereof, as the case may be, consent thereto in writing or by electronic transmission. After the action is taken, the consent or consents or electronic transmission or transmissions shall be filed in the minutes of proceedings of the Board of Directors in accordance with applicable law. Such filing shall be in paper form if the minutes are maintained in paper form or shall be in electronic form if the minutes are maintained in electronic form.
SECTION 3.09 Remote Meeting. Unless otherwise restricted by the Certificate of Formation, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting by means of conference telephone or other communications equipment in which all persons participating in the meeting can hear each other. Participation in a meeting by means of conference telephone or other communications equipment shall constitute presence in person at such meeting.
SECTION 3.10 Compensation. The Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation as a member of the Board of Directors or any committee thereof. Notwithstanding the foregoing, the Corporation shall reimburse the shareholders party to the Sponsor Shareholders Agreements in connection with meetings of the Board of Directors and its committees as provided in the Sponsor Shareholders Agreements.
SECTION 3.11 Reliance on Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE IV

COMMITTEES
SECTION 4.01 Committees. The Board of Directors may designate from time to time one or more committees, including, without limitation, an Audit Committee, a Nominating and Governance Committee and a Compensation Committee, each such committee to consist of one or more of the directors of the Corporation, subject to the provisions of the Sponsor Shareholders Agreements. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; but no such committee shall have the power or authority in reference to the following matters: (a) any matters expressly prohibited from being delegated to a committee under the TBOC; (b) approving or adopting, or recommending to the shareholders, any action or matter (other than the election or removal of directors) expressly required by the TBOC to be submitted to shareholders for approval; or (c) adopting, amending or repealing any Bylaw of the Corporation.
SECTION 4.02 Committee Rules. All committees of the Board of Directors shall keep minutes of their meetings and shall report their proceedings to the Board of Directors when requested or required by the Board of Directors. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. In the absence of such rules, each committee shall conduct its business in accordance with the same rules of procedure as those observed by the Board of Directors in conducting its business pursuant to Article III of these Bylaws. Unless otherwise provided in the resolution of the Board of Directors designating the committee, the presence of a majority of the then-serving members of the committee shall be necessary to constitute a quorum, and all matters shall be determined by a vote of a majority of the members present at a meeting of the committee at which a quorum is present. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member, consistent with the provisions of the Sponsor Shareholders Agreements.

ARTICLE V

OFFICERS
SECTION 5.01 Number. The officers of the Corporation shall include a Chief Executive Officer (who shall also be President for the purpose of the TBOC, unless otherwise determined by the Board of Directors), a Chief Financial Officer, a Chief Legal Officer or General Counsel and a Secretary, each of whom shall be elected by the Board of Directors and who shall hold office for such terms as shall be determined by the Board of Directors and until their successors are elected and qualify or until their earlier resignation or removal. In addition, the Board of Directors or the Chief Executive Officer may elect or appoint one or more Vice Presidents, including one or more Executive Vice Presidents and Senior Vice Presidents, a Treasurer and one or more Assistant Treasurers and one or more Assistant Secretaries, who shall hold their office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors or the Chief Executive Officer, as applicable. Any number of offices may be held by the same person.
SECTION 5.02 Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it deems advisable, who shall hold their office for such terms and shall exercise and perform such powers and duties as shall be determined from time to time by the Board of Directors. The Board of Directors may appoint one or more officers called a Vice Chairman, each of whom does not need to be a member of the Board of Directors.
SECTION 5.03 Chief Executive Officer. The Chief Executive Officer shall have general executive charge, management and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities.

SECTION 5.04 President/Vice Presidents. The President and each Vice President, if any are elected (of whom one or more may be designated an Executive Vice President or Senior Vice President), shall have such powers and shall perform such duties as shall be assigned to him or her by the Chief Executive Officer or the Board of Directors.
SECTION 5.05 Chief Financial Officer. The Chief Financial Officer shall have such powers and shall perform such duties as shall be assigned to him or her by the Chief Executive Officer or the Board of Directors.
SECTION 5.06 Chief Legal Officer/General Counsel. The Chief Legal Officer or General Counsel shall have such powers and shall perform such duties as shall be assigned to him or her by the Chief Executive Officer or the Board of Directors.
SECTION 5.07 Treasurer. The Treasurer shall have custody of the corporate funds, securities, evidences of indebtedness and other valuables of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. He or she shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or its designees selected for such purposes. The Treasurer shall disburse the funds of the Corporation, taking proper vouchers therefor. He or she shall render to the Chief Executive Officer and the Board of Directors, upon their request, a report of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe. In addition, the Treasurer shall have such further powers and perform such other duties incident to the office of Treasurer as from time to time are assigned to him or her by the Chief Executive Officer or the Board of Directors.
SECTION 5.08 Secretary. The Secretary shall: (a) cause minutes of all meetings of the shareholders and directors to be recorded and kept properly; (b) cause all notices required by these Bylaws or otherwise to be given properly; (c) see that the minute books, stock books and other nonfinancial books, records and papers of the Corporation are kept properly; and (d) cause all reports, statements, returns, certificates and other documents to be prepared and filed when and as required. The Secretary shall have such further powers and perform such other duties as prescribed from time to time by the Chief Executive Officer or the Board of Directors.
SECTION 5.09 Assistant Treasurers and Assistant Secretaries. Each Assistant Treasurer and each Assistant Secretary, if any are elected, shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence or disability of such officer, unless or until the Chief Executive Officer or the Board of Directors shall otherwise determine. In addition, Assistant Treasurers and Assistant Secretaries shall have such powers and shall perform such duties as shall be assigned to them by the Chief Executive Officer or the Board of Directors.
SECTION 5.10 Corporate Funds and Checks. The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by the Board of Directors or its designees selected for such purposes. All checks or other orders for the payment of money shall be signed by the Chief Executive Officer, a Vice President, the Treasurer or the Secretary or such other person or agent as may from time to time be authorized and with such countersignature, if any, as may be required by the Board of Directors.
SECTION 5.11 Contracts and Other Documents. The Chief Executive Officer, a Vice President, the Secretary and such other officer or officers as may from time to time be authorized by the Chief Executive Officer, the Board of Directors or any other committee given specific authority by the Board of Directors during the intervals between the meetings of the Board of Directors to authorize such action, shall each have the power to sign and execute on behalf of the Corporation deeds, conveyances, contracts and any and all other documents requiring execution by the Corporation.
SECTION 5.12 Ownership of Securities of Another Entity. Unless otherwise directed by the Board of Directors, the Chief Executive Officer, a Vice President, the Treasurer or the Secretary, or such other officer or agent as shall be authorized by the Board of Directors, shall have the power and authority, on behalf of the Corporation, to attend and to vote at any meeting of securityholders of any entity in which the Corporation holds securities or equity interests and may exercise, on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such securities or equity interests at any such meeting, including the authority to execute and deliver proxies and consents on behalf of the Corporation, in each case consistent with the provisions of the Sponsor Shareholders Agreements.
SECTION 5.13 Delegation of Duties. In the absence or upon the disability or refusal of any officer to exercise and perform his or her duties, the Board of Directors may delegate to another officer such powers or duties.
SECTION 5.14 Resignation and Removal. Any officer of the Corporation shall serve at the pleasure of the Board of Directors and may be removed from office for or without cause at any time by the Board of Directors; provided, that if the Board of Directors or these Bylaws have empowered the Chief Executive Officer to appoint any officer of the Corporation, then such officer may also be removed from office for or without cause at any time by the Chief Executive Officer. Any officer may resign at any time in the same manner prescribed under Section 3.03.
SECTION 5.15 Vacancies. The Board of Directors shall have the power to fill vacancies occurring in any office.

ARTICLE VI

STOCK
SECTION 6.01 Certificated and Uncertificated Shares. The Board of Directors may authorize the issuance of stock either in certificated or in uncertificated form in accordance with the TBOC and other applicable law. If shares are issued in certificated form, each shareholder shall be entitled upon written request to a stock certificate or certificates, representing and certifying the number and kind of shares held, signed by any two authorized officers of the Corporation, which shall include, without limitation, the Chairman of the Board of Directors, the President or any Vice President, the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary, which signatures may be facsimile.
SECTION 6.02 Transfer of Shares. Shares of stock of the Corporation shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives in the manner prescribed by law, the Certificate of Formation, these Bylaws and the Sponsor Shareholders Agreements, and, if such shares are certificated, upon surrender to the Corporation by delivery of certificates representing such shares to the person in charge of the stock and transfer books and ledgers. Certificates representing such shares, if any, shall be cancelled and new certificates, if the shares are to be certificated, shall thereupon be issued. Shares of capital stock of the Corporation that are not represented by a certificate shall be transferred in accordance with applicable law. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so. The Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of shares of stock of the Corporation.
SECTION 6.03 Lost, Stolen, Destroyed or Mutilated Certificates. A new certificate of stock or uncertificated shares may be issued in the place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed, and the Corporation may, in its discretion, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond, in such sum as the Corporation may direct, in order to indemnify the Corporation against any claims that may be made against it in connection therewith. A new certificate or uncertificated shares of stock may be issued in the place of any certificate previously issued by the Corporation that has become mutilated upon the surrender by such owner of such mutilated certificate and, if required by the Corporation, the posting of a bond by such owner in an amount sufficient to indemnify the Corporation against any claim that may be made against it in connection therewith.
SECTION 6.04 Registered Shareholders. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock or notification to the Corporation of the transfer of uncertificated shares with a request to record the transfer of such share or shares, to the fullest extent permitted by applicable law, the Corporation may treat the registered owner of such share or shares as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner of such share or shares. To the fullest extent permitted by applicable law, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

ARTICLE VII

NOTICE AND WAIVER OF NOTICE
SECTION 7.01 Notice. Whenever notice is required by statute, the Certificate of Formation, or these Bylaws to be given to any shareholder, director or committee member, such notice may be given (a) in writing, by mail, postage prepaid, addressed to such shareholder, director or committee member at his, her or its address as it appears on the books or (in the case of a shareholder) the share transfer records of the Corporation, (b) by electronic communication to the extent permitted under the TBOC, and (c) by any other method permitted by law (including, without limitation, overnight courier service). Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time such notice is deposited in the United States mail as aforesaid. Any notice required or permitted to be given by overnight courier service shall be deemed to be delivered and given at the time delivered to such service with all charges prepaid and addressed as aforesaid. So long as the Corporation is subject to Regulation 14A under the Exchange Act, notice shall be given in the manner required by the rules under Regulation 14A. To the extent permissible by such rules, or if the Corporation is not subject to Regulation 14A, any notice to shareholders may be given by electronic transmission if such notice is consented to by such shareholder in the manner provided in the TBOC. An affidavit of the Secretary or Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
SECTION 7.02 Waiver of Notice. A written waiver of any notice, signed by a shareholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting (in person or by remote communication) shall constitute waiver of notice except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VIII
INDEMNIFICATION
SECTION 8.01 Right to Indemnification. Each person who was or is a party, is threatened to be made a party to, or is otherwise involved in, as a witness or otherwise, any threatened, pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative and whether formal or informal, including any and all appeals (hereinafter a “proceeding”), by reason of the fact that he or she is or was or has agreed to become a director or an officer of the Corporation, or while serving as a director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (each, a “Person”), or by reason of any action alleged to have been taken or omitted by such Person in any such capacity or in any other capacity while serving or having agreed to serve as a director, officer, employee or agent (hereinafter an “indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the TBOC, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the TBOC permitted the Corporation to provide prior to such amendment), from and against all loss and liability suffered and expenses (including, without limitation, attorneys’ fees, costs and expenses), judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement actually and reasonably incurred by or on behalf of an indemnitee in connection with such action, suit or proceeding, including any appeals or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to serve in the capacity which initially entitled such indemnitee to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, that, except as provided in Section 8.03 with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors; provided, further, that the Corporation shall not be obligated under this Section 8.01: (a) to indemnify an indemnitee under these Bylaws for any amounts paid in settlement of an action, suit or proceeding unless the Corporation consents to such settlement, which consent shall not be unreasonably withheld, delayed or conditioned; or (b) to indemnify an indemnitee for any disgorgement of profits made from the purchase or sale by indemnitee of securities of the Corporation under Section 16(b) of the Exchange Act.
In addition, subject to Section 8.04, the Corporation shall not be liable under this Article VIII to make any payment of amounts otherwise indemnifiable hereunder (including, without limitation, judgments, fines and amounts paid in settlement) if and to the extent that the indemnitee has otherwise actually received such payment under this Article VIII or any insurance policy, contract, agreement or otherwise.
SECTION 8.02 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.01, an indemnitee shall also have the right, to the fullest extent permitted by the TBOC, to be paid by the Corporation the expenses (including attorney’s fees, costs and expenses) incurred by the indemnitee in appearing at, participating in or defending, or otherwise arising out of or related to, any action, suit or proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article VIII pursuant to Section 8.03 (hereinafter an “advancement of expenses”); provided, however, that,
(A)    if the TBOC requires, or in the case of an advance made in a proceeding brought to establish or enforce a right to indemnification or advancement, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made solely upon delivery to the Corporation of (i) a written undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay any amounts so advanced (without interest) to the extent that it is determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified or entitled to advancement of expenses under Sections 8.01 and 8.02 or otherwise and (ii) a written affirmation by such indemnitee of such indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification under Section 8.01; and
(B)    with respect to any action suit or proceeding of which the Corporation is so notified, the Corporation shall be entitled to assume the defense of such action, suit or proceeding, with counsel reasonably acceptable to indemnitee, upon the delivery to indemnitee of written notice of its election to do so.
SECTION 8.03 Right of Indemnitee to Bring Suit. In the event that (i) following a final adjudication, the Corporation determines in accordance with this Article VIII that the indemnitee is not entitled to indemnification, (ii) following a final adjudication, the Corporation denies a request for indemnification, in whole or in part, or fails to respond or make a determination of entitlement to indemnification within thirty (30) days following receipt of a request for indemnification as described above, (iii) payment of a claim under Section 8.01 or 8.02 is not paid in full by the Corporation within (a) ninety (90) days after a written claim for indemnification has been received by the Corporation following a final adjudication or (b) fifteen (15) days after a written claim for an advancement of expenses has been received by the Corporation or (iv) any other person takes or threatens to take any action designed to deny, or to recover from, the indemnitee the benefits provided or intended to be provided to the indemnitee under this Article VIII, the indemnitee shall be entitled to an adjudication in any court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses, as applicable. To the fullest extent permitted by applicable law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense (including attorneys’ fees, costs and expenses) of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder following a final adjudication (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the TBOC. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or the Corporation’s shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the TBOC, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or the Corporation’s shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.
SECTION 8.04 Indemnification Not Exclusive.
(A)    The provisions for indemnification to or the advancement of expenses and costs to any indemnitee under this Article VIII, or the entitlement of any indemnitee to indemnification or advancement of expenses and costs under this Article VIII, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such indemnitee in any other way permitted by applicable law or be deemed exclusive of, or invalidate, any right to which any indemnitee seeking indemnification or advancement of expenses and costs may be entitled under any law, the Certificate of Formation, other agreements or arrangements, vote of shareholders or disinterested directors or otherwise, both as to action in such indemnitee’s capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity.
(B)    Given that certain jointly indemnifiable claims (as defined below) may arise due to the service of the indemnitee as a director and/or officer of the Corporation at the request of the indemnitee-related entities (as defined below), or by reason of any action alleged to have been taken or omitted in any such capacity, the Corporation shall be fully and primarily responsible for payments to the indemnitee in respect of indemnification or advancement of expenses in connection with any such jointly indemnifiable claims, pursuant to and in accordance with the terms of (i) the TBOC, (ii) the Certificate of Formation, (iii) this Article VIII, (iv) any other agreement between the Corporation or any of the Corporation’s Affiliates (as defined in the Certificate of Formation) and the indemnitee pursuant to which the indemnitee is indemnified, (v) the laws of the jurisdiction of incorporation or organization of the Corporation or any of its Affiliates and/or (vi) the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of the Corporation or any of its Affiliates irrespective of any right of recovery the indemnitee may have from the indemnitee-related entities. Under no circumstance shall the Corporation or any of its Affiliates be entitled to any right of subrogation or contribution by the indemnitee-related entities and no right of advancement or recovery the indemnitee may have from the indemnitee-related entities shall reduce or otherwise alter the rights of the indemnitee or the obligations of the Corporation or any of its Affiliates hereunder. In the event that any of the indemnitee-related entities shall make any payment to the indemnitee in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee against the Corporation, and the indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the indemnitee-related entities effectively to bring suit to enforce such rights. Each of the indemnitee-related entities shall be third-party beneficiaries with respect to this Section 8.04(B) and entitled to enforce this Section 8.04(B).
For purposes of this Section 8.04(B), the following terms shall have the following meanings:
(1)    The term “indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Corporation or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise for which the indemnitee has agreed, on behalf of the Corporation or at the Corporation’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described herein) from whom an indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Corporation may also have an indemnification or advancement obligation (other than as a result of obligations under an insurance policy).
(2)    The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which the indemnitee shall be entitled to indemnification or advancement of expenses from both the Corporation and any indemnity-related entity pursuant to the TBOC, any agreement, and/or any certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Corporation or the indemnitee-related entities, as applicable.

SECTION 8.05 Nature of Rights. The rights conferred upon indemnitees in this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VIII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.
SECTION 8.06 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the TBOC. Subject to Section 8.04, in the event of any payment by the Corporation under this Article VIII, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee with respect to any insurance policy or any other indemnity agreement covering the indemnitee. The indemnitee shall execute all papers required and take all reasonable action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights in accordance with the terms of such insurance policy. The Corporation shall pay or reimburse all expenses actually and reasonably incurred by the indemnitee in connection with such subrogation.
SECTION 8.07 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation, individually or as a group, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.
SECTION 8.08 Savings Clause. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE IX

MISCELLANEOUS
SECTION 9.01 Electronic Transmission. For purposes of these Bylaws, “electronic transmission” shall be defined in accordance with Section 1.002 of the TBOC and shall include any form of communication not directly involving the physical transmission of paper, including communication by use of, or participation in, one or more electronic data systems (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
SECTION 9.02 Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.
SECTION 9.03 Fiscal Year. The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall consist of the 52- or 53-week period ending on the Friday nearest January 31.
SECTION 9.04 Construction; Section Headings. For purposes of these Bylaws, unless the context otherwise requires, (i) references to “Articles,” “Sections” and “paragraphs” refer to articles, sections and paragraphs of these Bylaws and (ii) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.
SECTION 9.05 Inconsistent Provisions. In the event that any provision of these Bylaws is unenforceable or becomes inconsistent with any provision of the Certificate of Formation, the TBOC or any other applicable law, such provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect to the maximum extent possible.

ARTICLE X

AMENDMENTS
Notwithstanding any other provision of these Bylaws, any alteration, amendment or repeal of these Bylaws, and any adoption of new Bylaws, shall require the approval of the Board of Directors or the shareholders of the Corporation as expressly provided in the Certificate of Formation.

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